UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 31, 2020 (January 28, 2020)

BECTON, DICKINSON AND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-4802			22-0760120
(Commission File Number)			(IRS Employer Identification No.)

1 Becton Drive,	Franklin Lakes,	New Jersey	07417-1880
(Address of Principal Executive Offices)			(Zip Code)

(201)	847-6800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing 1/20th of a share of 6.125% Cumulative Preferred Stock Series A	BDXA	New York Stock Exchange
1.000% Notes due December 15, 2022	BDX22A	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.174% Notes due June 4, 2021	BDX/21	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2020 Annual Meeting of Shareholders (the "Annual Meeting") of Becton, Dickinson and Company ("BD") held on January 28, 2020, BD's shareholders approved an amendment to BD's 2004 Employee and Director Equity-Based Compensation Plan (the "2004 Plan") to increase the number of shares available for awards under the 2004 Plan by 6,200,000 shares. A description of the terms of the 2004 Plan, as so amended, is contained under the caption "Proposal 4. Approval of Amendment to 2004 Plan" in BD's proxy statement relating to the Annual Meeting. A copy of the 2004 Plan, as so amended, is attached hereto as Exhibit 10.1.

BD's shareholders also approved a French Addendum to the 2004 Plan, described under the caption "Proposal 5. Approval of French Addendum to 2004 Plan" in BD's proxy statement relating to the Annual Meeting. A copy of the French Addendum is attached hereto as Exhibit 10.2.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The final voting results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:
Proposal No. 1: All of the Board of Directors’ nominees for director were elected to serve for a term of one year and until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
Catherine M. Burzik	219,324,249	621,117	187,019	21,030,765
R. Andrew Eckert	219,099,210	770,251	262,924	21,030,765
Vincent A. Forlenza	217,513,576	2,193,422	425,387	21,030,765
Claire M. Fraser	216,880,334	3,062,510	189,541	21,030,765
Jeffrey W. Henderson	214,552,050	5,370,587	209,748	21,030,765
Christopher Jones	218,074,488	1,786,875	271,022	21,030,765
Marshall O. Larsen	211,955,080	7,951,099	226,206	21,030,765
David F. Melcher	218,040,886	1,893,443	198,056	21,030,765
Thomas E. Polen	219,150,387	733,208	248,790	21,030,765
Claire Pomeroy	219,346,333	600,984	185,068	21,030,765
Rebecca W. Rimel	219,146,141	787,165	199,078	21,030,765
Timothy M. Ring	218,341,781	1,588,897	201,706	21,030,765
Bertram L. Scott	211,446,645	8,439,060	246,680	21,030,765
Proposal No. 2: The appointment of Ernst & Young as BD’s independent registered public accounting firm for fiscal year 2020 was ratified by the shareholders by the votes set forth in the table below.

For	Against	Abstain
230,349,197	10,537,649	276,303
Proposal No. 3: The shareholders approved, on an advisory, non-binding basis, the compensation of BD’s named executive officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
196,871,599	22,566,195	694,591	21,030,765

Proposal No. 4: The shareholders approved an amendment to the 2004 Plan by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
206,980,712	12,542,872	608,801	21,030,765

Proposal No. 5: The shareholders approved the French Addendum to the 2004 Plan by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
212,631,155	6,779,366	721,864	21,030,765

Proposal No. 6: The shareholder proposal regarding special shareholder meetings failed to pass by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
89,593,215	129,790,945	748,225	21,030,765

Item 9. Financial Statements and Exhibits

Exhibit
Number     Description

10.1	2004 Employee and Director Equity-Based Compensation Plan, as amended and restated as of January 28, 2020
10.2French Addendum, dated as of January 21, 2019

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: January 31, 2020